EXHIBIT 99.3

CFO Commentary on Third Quarter 2014 Financial Results

3855 South 500 West

Salt Lake City, UT 84115

November 4, 2014

Related Information

The commentary in this document can be referenced in the corresponding financial information found in the quarterly earnings release issued earlier today. The release can be found at investors.ZAGG.com, or in the 8-K furnished to the Securities and Exchange Commission website at sec.gov.

Conference Call

The Company will hold a conference call at 5:00 p.m. ET November 4, 2014, to review these results. Randall Hales, Chief Executive Officer, and Brandon T. O'Brien, Chief Financial Officer, will participate in the call. The conference call will be available to interested parties through a live audio Internet broadcast accessible at investors.ZAGG.com. A podcast of the conference call will also be archived at investors.ZAGG.com for one year.

Summary

In the third quarter, the Company posted net sales up 20% versus the same period last year as a result of expanding presence of product with key retailers, the addition of new retail channels, and effective merchandising, together with product displays that increased sell through, particularly in tablet keyboards. The recent launch of new OEM mobile devices drove sales for the Company’s screen protection products, in particular the new InvisibleShield HDX and the InvisibleShield Glass. Product categories that saw growth in the quarter include screen protection, tablet keyboards, and power management, with audio and case sales down compared to the same period last year. Net sales for the third quarter increased year-over-year to $60.0 million from $49.9 million last year. Gross margin in the third quarter was the lowest in the Company’s history due to a write-down recorded for aged, slow moving inventory and costs related to expedited freight for products that experienced a high velocity of sell-through, offsetting the benefit of product mix. Net income and earnings per share declined compared to the same period last year, principally due to the lower gross margin in the quarter.

1

Cash on the balance sheet at the end of the quarter was $7.1 million, and net cash used in operations was $(3.9) million for the quarter. In the quarter, the LOC was drawn down in the amount of $0.8 million to finance inventory purchases for our historically strong holiday sales period. The Company did not repurchase shares of ZAGG Inc common stock in the third quarter.

We just completed a modification of our outstanding line of credit (“LOC”) with Wells Fargo in which we modified the amount available under the line from $60 million to $25 million. We feel we have right-sized the LOC to our current operating plans and this gives us adequate liquidity to execute on our business plan. When we refinanced the initial debt in December 2012, we had $22 million on the line, which we paid off earlier this year.

Third Quarter 2014 Financial Results

Consistent with today's release, the Company will be disclosing consolidated financial results reflecting its primary operations in the United States, as well as operations from ZAGG International, its wholly owned subsidiary operating in Shannon, Ireland. The commentary today addresses only consolidated results unless otherwise stated. The financial statements provided in today's release reflect consolidated Q3 2014 financial details, which may be referred to for further clarifications.

Net Sales

Net sales for the quarter were $60.0 million versus $49.9 million in the prior year quarter, representing a year-over-year increase of 20%. The Company experienced increased SKU penetration with existing customers, added new retail channels, experienced strong screen protection sales related to the iPhone 6 launch, and saw higher sell-through of tablet keyboards related to merchandizing programs with key retailers. Power management grew in the quarter and has been the highest percentage growth category this year. Audio and case sales in the third quarter of 2013 declined year-over-year.

Product Categories

Net sales of the screen protection product line totaled 47% of net sales during the third quarters of 2014 and 2013. Keyboards represented 30% of net sales compared to 28% in the same quarter last year.

Channels

The breakdown for the sources of net sales is as follows. For the quarter, 90% of sales came from the retail channel versus 84% in the same period last year; 4% of sales are from ZAGG.com and iFrogz.com versus 8% in the same quarter last year; and 6% was from the kiosks and standalone stores versus 8% in the same quarter last year; international sales of $5.6 million accounted for 9% of total net sales in the quarter versus $6.0 or 12% in the same quarter last year.

Gross Margin

Gross profit for the quarter was $9.2 million versus $22.1 million in the same quarter last year, which translates into gross margin from the quarter of 15% versus 44% for the prior year period. Gross margin this quarter was negatively impacted by a $9.6 million inventory write down for certain products expected to be sold below their carrying value, and expedited airfreight expenses related to higher than expected demand for keyboards and InvisibleShield Glass. Throughout 2014, the Company has experienced gross margin pressure related to the inventory write down, sales through discounters and sales mix.

2

Operating Expense

An important corporate goal is cost containment through the application of cost disciplines throughout the organization, though the Company continues to invest in personnel, channel marketing and brand building to help grow the business. Operating expense in the third quarter was $15.8 million versus $15.7 million in the same period last year.

Operating Income (Loss)

Operating loss in the quarter was $(6.6) million versus operating income of $6.4 million in the same period last year. The benefit of the relatively flat operating expenses was offset by lower gross margin in the quarter.

Income Tax Expense

For the quarter, the effective tax rate came in at 34% (tax benefit), compared to 43% (tax expense) in the prior year quarter. Our effective tax rate will generally differ from the U.S. Federal statutory rate of 35%, due to state taxes, permanent items, and the impact of our global tax strategy. During 2014, the consolidated net loss for the three month period combined with certain tax credits resulted in a net tax benefit different than our historical effective tax rate.

Net Income (Loss)

Net loss in the quarter came in at $(4.3) million versus net income of $3.2 million in the same quarter in the prior year. Fully diluted share count for the quarter was 30,311,623 shares. At September 30, 2014, we had 311,299 outstanding stock options, 390,000 outstanding warrants, and 641,431 outstanding restricted stock unit grants. We use the treasury method in calculating the diluted shares outstanding. Due to the net loss during the quarter, outstanding equity-based compensation awards did not have a dilutive effect on the calculation of net loss per share.

Fully diluted loss per share was $(0.14) for the quarter versus fully diluted earnings per share of $0.10 in the same period last year. The lower gross margin was the primary driver in reducing net income and earnings per share.

Unaudited Supplemental Data: Pro-forma Net Income (Loss) and Adjusted EBITDA

During the third quarter, the Company incurred the following noncash charges, which have been tax-effected, assuming a statutory tax rate of 38.25% in the calculation of pro forma earnings (loss) per share:

•	$0.3 million or $0.01 related to stock-based compensation
•	$1.5 million or $0.05 related to amortization of intangible assets.

Pro forma net loss for the third quarter of 2014 was $(2.5) million or a loss of $(0.08) per diluted share as compared to pro forma net income of $5.9 million or $0.19 per diluted share in the third quarter of 2013.

Total noncash charges, net of tax, included in the calculation of pro forma net income totaled $1.8 million in the quarter or $0.06 per diluted share.

Negative Adjusted EBITDA for the quarter came in at $(3.0) million compared to Adjusted EBITDA of $10.2 million for the third quarter of 2013.

3

Balance Sheet

Working capital at the end of the quarter was $67.2 million compared to working capital of $83.4 million at December 31, 2013.

Cash Balance

The cash balance at September 30, 2014 was $7.1 million versus a cash balance of $15.0 million at December 31, 2013. The decrease in cash is the result of positive cash from operations year-to-date of $14.7 million, which was offset by net debt payments of $16.7 million and purchases of treasury stock of $2.5 million. Cash flow used in operations for the third quarter was $(3.9) million.

Debt Balances

The Company currently has $0.8 million outstanding on the revolving line of credit as of the end of the third quarter. The draw during the third quarter of 2014 financed tooling and manufacturing of product for holiday orders. The Company purchased no stock during the quarter. The purchase of ZAGG stock is analyzed and discussed quarterly with the Board of Directors to determine future open market purchase activity.

Account Receivables

Accounts receivable for the quarter were $55.1 million, as compared to $46.6 million at December 31, 2013. Days Sales Outstanding (“DSOs”) in the third quarter were 84.5 compared to 64.2 at December 31, 2013. The increase this quarter is due to the significant increase in sales near the end of the quarter from normal seasonality and the launch of the iPhone 6. The Company monitors accounts receivables closely and is comfortable with the quality of the receivables.

Inventory

Inventories for the quarter ended at $35.3 million, compared to $44.5 million at December 31, 2013 The decrease is largely related to write-downs recorded to inventory expected to be sold below the carrying value and new processes the Company has implemented to establish a disciplined approach to inventory purchasing. These decreases have been partially offset by purchases of inventory for customer load-ins and product launches for the fourth quarter holiday season. External factors, including the recent launch of new OEM products that impacted accessories for older versions, and the difficulty of selling slower moving product at cost through discount retailers, indicated that the market value of certain inventory items was below the carrying value, leading to the write-down in the quarter.

4

2014 Guidance

The Company is revising its guidance for 2014, taking into consideration three quarters of stronger than anticipated results due to strong InvisibleShield Glass sales and better than anticipated tablet keyboard sales in the first half of the year, and an earlier sell-in of products related to a major OEM device release that came earlier in the fourth quarter than originally expected. These events have resulted in revenue being recognized earlier in the year than originally forecast. For the remainder of 2014, we anticipate our domestic and international sales initiatives, new product resets at tier one retailers, and the expansion of the overall distribution channel to have a positive impact on our annual net sales. The Company is raising revenue guidance for net sales to a range of $225 to $235 million.

The inventory write-down recorded this quarter will impact gross profit to a level that will not be recovered in the fourth quarter, despite the improvement of our screen protection sales throughout the year. The negative impact of these factors on gross margins will have a significant impact on EBITDA generation for the remainder of the year. The Company is introducing new EBITDA guidance for 2014 in a range of $15 - $20 million, revised down from a previous range of $32 - $34 million, and a blended corporate gross margin in the high 20’s down from a previous range of mid-to-high 30’s.

Non-GAAP Financial Disclosure

Investors are cautioned that the Adjusted EBITDA (earnings/loss before stock-based compensation expense, depreciation and amortization, impairment of a private investment in a private company, other income/expense, and provision for income taxes) and pro forma net income/loss (earnings/loss before stock-based compensation expense, amortization, and other income/expense [excluding cash interest expense], impairment of a private investment in a private company, net of tax effects where applicable) contained in this commentary are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. For comparative purposes, we applied an annualized statutory tax rate of 38.25% to derive the pro forma net income/loss and pro forma earnings per share. We present this financial information because we believe that it is helpful to some investors as a measure of performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies.

Safe Harbor Statement

In addition to the historical information contained in this press release, this release contains (and oral communications made by ZAGG may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers; (b) building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for ZAGG's products; (c) the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Samsung and Apple; (d) changes or delays in announced launch schedules for new mobile devices by major manufacturers like Samsung and Apple; (e) the impact of inconsistent quality or reliability of new product offerings; (f) the impact of lower profit margins in certain new product categories; (g) the impacts of changes in economic conditions, including on customer demand; (h) the impact of lower profit margins in certain new product categories; (i) managing inventory in light of constantly shifting consumer demand; (j) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the company from cyber attacks, terrorist incidents, or the threat of terrorist incidents; and (k) adoption of or changes in accounting policies, principles, or estimates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in ZAGG's most recent Annual Report on Form 10-K and other reports the company files with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. ZAGG disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

5